Exhibit 10.7
Nine Year LTI with Shirley Rozeboom
I. ELIGIBILITY:
Shirley Rozeboom, SVP Sales and Marketing
II. PROGRAM EFFECTIVE DATE:
September 2016
III. INDIVIDUAL COMPENSATION DESIGN SUMMARY
Shirley Rozeboom         Compensation
9 Year Retention Program:        $500,000
IV. PAYOUT OPPORTUNITY FOR LTIP:
$500,000 lump sum payment upon reaching 63rd birthday
•Cash payment at end of nine year period (must be employed at end of period)
•Payout based on your employment in good standing on your 63rd birthday
V. MISCELLANEOUS:
•In the case of death/disability or termination without cause the cash payment will be pro-rated through the last day worked.
•Payments will be treated as income for tax purposes and will be subject to supplemental, federal, state and local tax withholding requirements.
•In the event that the Company makes an overpayment to a participant in excess of the amount to which the participant is entitled, these payments will be considered overpayments and must be paid back to the Company.
•Nothing in the noted guidelines shall be construed to confer upon any employee the right to continue in the employ of the Company or affect the right of the Company to terminate his/her employment at any time.